EXHIBIT 21

CONMED Corporation
Subsidiaries of the Registrant

Name	State or Country of Incorporation

Aspen Laboratories, Inc.	Colorado
CONMED Andover Medical, Inc.	New York
CONMED Austria GmbH	Austria
CONMED Denmark ApS	Denmark
CONMED Deutschland GmbH	Germany
CONMED Endoscopic Technologies, Inc.	Massachusetts
CONMED Finland Oy	Finland
CONMED France SAS	France
CONMED Iberia SL	Spain
CONMED Italia SrL	Italy
CONMED Japan K. K.	Japan
CONMED Linvatec Australia PTY Ltd	Australia
CONMED Linvatec (Beijing) Medical Appliances Co., Ltd	China
CONMED Linvatec Biomaterials Oy	Finland
CONMED U.K. Ltd.	United Kingdom
Consolidated Medical Equipment Company S. de R.L. de C.V.	Mexico
EndoDynamix, Inc.	Delaware
GWH Limited Partnership	Florida
Largo Lakes I Limited Partnership	Delaware
Linvatec Corporation	Florida
Linvatec Belgium NV	Belgium
Linvatec Canada ULC	Canada
Linvatec Europe SPRL	Belgium
Linvatec Korea Ltd.	Korea
Linvatec Nederland B.V.	Netherlands
Linvatec Polska Sp. z.o.o	Poland
Linvatec Sweden AB	Sweden
SurgiQuest, Inc.	Delaware
Viking Systems, Inc.	Delaware